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As filed with the Securities and Exchange Commission on September 13, 2002

Registration No. 333-85355

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENTO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

UTAH	87-0284979
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

808 EAST UTAH VALLEY DRIVE
AMERICAN FORK, UTAH 84003
(801) 772-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

STANLEY J. CUTLER
SENIOR VICE PRESIDENT OF FINANCE
SENTO CORPORATION
808 EAST UTAH VALLEY DRIVE
AMERICAN FORK, UTAH 84003
(801) 772-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:

BRIAN G. LLOYD, ESQ.
STOEL RIVES LLP
201 SOUTH MAIN STREET, SUITE 1100
SALT LAKE CITY, UTAH 84111
(801) 328-3131

Approximate date of commencement of proposed sale to the public: THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

DEREGISTRATION OF SECURITIES

        On August 17, 1999, Sento Corporation filed a registration statement on Form S-3 (No. 333-85355) (the "Registration Statement"), which registered 2,709,320 shares of its common stock for resale. The Securities and Exchange Commission declared the Registration Statement effective on October 15, 1999.

        Sento Corporation filed the Registration Statement to register shares of its common stock issued to various selling shareholders identified in the Registration Statement. Based on the records of Sento Corporation's transfer agent, the selling shareholders resold 1,350,415 of the 2,709,320 shares registered under the Registration Statement.

        In accordance with the undertaking contained in the registration statement pursuant to Item 512(a)(3) of Regulation S-K, Sento Corporation respectfully requests that the Commission remove from registration a total of 1,358,905 shares that remain unsold under the Registration Statement.

        Accordingly, Sento Corporation hereby deregisters 1,358,905 shares of its common stock registered pursuant to the Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on September 13, 2002.

SENTO CORPORATION
By:	/s/ PATRICK F. O'NEAL Patrick F. O'Neal President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY B. FILLER Gary B. Filler	Chairman of the Board	September 13, 2002
/s/ PATRICK F. O'NEAL Patrick F. O'Neal	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2002
/s/ STANLEY J. CUTLER Stanley J. Cutler	Senior Vice President of Finance	September 13, 2002
/s/ DENNIS L. HERRICK Dennis L. Herrick	Director	September 13, 2002
/s/ KIETH E. SORENSON Kieth E. Sorenson	Director	September 13, 2002
/s/ KIM A. COOPER Kim A. Cooper	Director	September 13, 2002
/s/ LYNDON L. RICKS Lyndon L. Ricks	Director	September 13, 2002
/s/ ERIC OLAFSON Eric Olafson	Director	September 13, 2002

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DEREGISTRATION OF SECURITIES
SIGNATURES